As filed with the Securities and Exchange Commission on December 22, 2003

Registration No. 333-______

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

THERMA-WAVE, INC.

(Exact name of registrant as specified in its charter)

Delaware	94-3000561
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

1250 Reliance Way Fremont, California	94539
(Address of Principal Executive Offices)	(Zip Code)

THERMA-WAVE, INC. 2000 EQUITY INCENTIVE PLAN
(Full Title of the Plan)

L. RAY CHRISTIE
Secretary and Chief Financial Officer
Therma-Wave, Inc.
1250 Reliance Way
Fremont, California 94539
(Name and Address of Agent for Service)

(510) 668-2200
(Telephone Number, including Area Code of Agent for Service)

Copy to:
Eva Herbst Davis, Esq.
Kirkland & Ellis LLP
777 South Figueroa Street
Los Angeles, California 90017
(213) 680-8400

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Securities to	Amount to be	Offering Price Per	Aggregate	Amount of
be Registered	Registered	Share (1)	Offering Price	Registration Fee

Common Stock, par value $.01 per share	1,564,831 shares (2)	$4.46	$6,971,322	$564

(1)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rules 457(h)(1) of the Securities Act of 1933, as amended. The price per share and aggregate offering price are calculated based on the weighted average of the average of the high and low price of the Registrant’s Common Stock as reported on the NASDAQ National Market on December 16, 2003.

INCORPORATION BY REFERENCE OF CONTENTS OF REGISTRATION STATEMENT ON FORM S-8 NO. 333-30870
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 8. Exhibits.
SIGNATURES
EXHIBIT INDEX
EXHIBIT 5.1
EXHIBIT 23.1

INCORPORATION BY REFERENCE OF CONTENTS OF
REGISTRATION STATEMENT ON FORM S-8 NO. 333-30870

     The Registration Statement on Form S-8 (No. 333-36140) filed by the Registrant with the Securities and Exchange Commission on May 2, 2000 is incorporated herein by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

5.1	Opinion of Kirkland & Ellis with respect to the legality of the shares of the common stock being registered hereby.

23.1	Consent of Independent Accountants.

23.2	Consent of Kirkland & Ellis is contained in Exhibit 5.1 to this Registration Statement.

24.1	Powers of Attorney are contained on the signature pages.

99.1	2000 Equity Incentive Plan, incorporated by reference to Exhibit 10.22 to the Company’s Annual Report on Form 10-K for the year ended April 2, 2000 (File No. 000-26911) filed June 30, 2000.

99.2	Amendment No. 1 to the 2000 Equity Incentive Plan, incorporated by reference to Exhibit 99.2 to the Company’s Registration Statement on Form S-8 (File No. 333-83282) filed February 22, 2002.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fremont, State of California, on December 22, 2003.

THERMA-WAVE, INC.

By:	/s/ L. Ray Christie

L. Ray Christie
Senior Vice President, Chief Financial Officer and Secretary

Power of Attorney

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Boris Lipkin and L. Ray Christie, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact an agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in- fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

* * * *

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and as of the date indicated.

Signature	Title	Date

/s/ Boris Lipkin Boris Lipkin	President, Chief Executive Officer and Director (Principal Executive Officer)	December 22, 2003

/s/ L. Ray Christie L. Ray Christie	Senior Vice President, Chief Financial Officer and Secretary (Principal Financial and Accounting Officer)	December 22, 2003

/s/ Papken Der Torossian Papken Der Torossian	Chairman of the Board	December 22, 2003

/s/ Frank Alvarez Frank Alvarez	Director	December 22, 2003

/s/ David Aspnes David Aspnes	Director	December 22, 2003

Signature	Title	Date

/s/ G. Leonard Baker, Jr. G. Leonard Baker, Jr.	Director	December 22, 2003

/s/ David Dominik David Dominik	Director	December 22, 2003

/s/ John D’Errico John D’Errico	Director	December 22, 2003

/s/ Talat F. Hasan Talat F. Hasan	Director	December 22, 2003

EXHIBIT INDEX

Exhibit
No.	Description

5.1	Opinion of Kirkland & Ellis with respect to the legality of the shares of the common stock being registered hereby.

23.1	Consent of Independent Accountants.

23.2	Consent of Kirkland & Ellis is contained in Exhibit 5.1 to this Registration Statement.

24.1	Powers of Attorney are contained on the signature pages.

99.1	2000 Equity Incentive Plan, incorporated by reference to Exhibit 10.22 to the Company’s Annual Report on Form 10-K for the year ended April 2, 2000 (File No. 000-26911) filed June 30, 2000.

99.2	Amendment No. 1 to the 2000 Equity Incentive Plan, incorporated by reference to Exhibit 99.2 to the Company’s Registration Statement on Form S-8 (File No. 333-83282) filed February 22, 2002.